UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

LIVEPERSON, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-609-4200 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2009, the stockholders of LivePerson, Inc. (the “Company”) approved the 2009 Stock Incentive Plan (the “2009 Plan”), which was previously approved by the Board of Directors of the Company on April 21, 2009.  The 2009 Plan replaced the Company’s 2000 Stock Incentive Plan (the ‘‘2000 Plan’’), which expires by its terms on March 21, 2010. The Company’s executive officers are eligible to participate in the 2009 Plan, although no awards have yet been made to any executive officers under the 2009 Plan since it was approved by stockholders.

The 2009 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock and cash-based awards (collectively, ‘‘Awards’’). Employees, officers, directors, consultants and advisors of the Company are eligible to be granted Awards under the 2009 Plan.  The most significant difference between the 2000 Plan and the 2009 Plan was the increase in the number of shares available for the grant of Awards by 6,000,000.  Other changes to the 2000 Plan were made in the 2009 Plan as well.

For a more complete description of the 2009 Plan, see the Company’s definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2009, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.  The description of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: June 9, 2009	By:	/s/ Timothy E. Bixby
Name: Timothy E. Bixby
Title: President and Chief Financial Officer

EXHIBIT INDEX

10.1
Description of LivePerson, Inc. 2009 Stock Incentive Plan (incorporated by reference to Proposal 2 of the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2009)

10.2
LivePerson, Inc. 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 9, 2009)